UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 7, 2010

Desert Capital REIT, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

0-51344	20-0495883
(Commission File Number)	(IRS Employer Identification No.)

1291 W. Galleria Drive, Suite 200, Henderson, Nevada	89014
(Address of Principal Executive Offices)	(Zip Code)

(800) 419-2855
(Registrant's Telephone Number, Including Area Code)

NONE.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

Desert Capital REIT, Inc.’s (the “Company”) Annual Meeting of Stockholders (the “Annual Meeting”) was held on December 7,  2010. A total of 9,650,666.439 shares were voted in person or by proxy, representing 57.33% of the shares entitled to be voted. The following are the final voting results on proposals considered and voted upon at the Annual Meeting, all of which are described in the Company’s 2010 Proxy Statement.

1. Election of Directors. The five nominees listed below were elected to serve on the Board of Directors for the ensuing year.

			Broker
	For	Withheld	Non-Votes
James L. George	7,813,710.997	1,836,955.442	--
Thomas L. Gustafson	7,813,710.997	1,836,955.442	--
Todd B. Parriott	7,628,695.830	2,021,970.609	--
Stacy M. Riffe	7,804,952.332	1,840,627.391	--
Charles W. Wolcott	7,810,039.048	1,840,627.391	--

2. Ratification of Hancock Askew & Co. LLP as registered public accounting firm for 2010.

For	8,025,429.307
Against	1,184,061.968
Abstentions	441,175.164
Broker Non-Votes	--

The foregoing proposal was approved.

SIGNATURE

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 10, 2010

DESERT CAPITAL REIT, INC.

By: /s/ Todd B. Parriott
Todd B. Parriott
Chief Executive Officer